Provident Financial Services, Inc. Announces Increased Fourth Quarter and Full Year Earnings for 2012 and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, February 1, 2013 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $16.7 million, or $0.29 per basic and diluted share for the quarter ended December 31, 2012, compared to net income of $14.9 million, or $0.26 per basic and diluted share for the quarter ended December 31, 2011.

For the year ended December 31, 2012, the Company reported net income of $67.3 million, or $1.18 per basic and diluted share, compared to net income of $57.3 million, or $1.01 per basic and diluted share for the same period last year.

The increase in earnings for the fourth quarter and year ended December 31, 2012, was largely attributable to continued improvements in asset quality and related reductions in the provision for loan losses, inclusive of consideration for possible loan losses related to Superstorm Sandy, while growth in both average loans outstanding and average lower-costing core deposits more than offset the impact of compression in asset yields.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our quarterly results were strong as loan growth eclipsed 7% annualized, while earnings per share of 29 cents continued our consistent trend of producing solid results.  We achieved record earnings in 2012, despite the challenging rate environment and a struggling, but improving regional economy.  The growth in our commercial lending and wealth management divisions produced excellent results, augmented by quality client relationships.”  Martin continued:   “We conservatively provided for the potential financial impact of Superstorm Sandy on customers with businesses and residences in parts of our market.  To help those communities that were the hardest hit, The Provident Bank Foundation has earmarked $250,000 to assist in their rebuilding efforts.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share payable on February 28, 2013, to stockholders of record as of the close of business on February 15, 2013.

Balance Sheet Summary

Total assets increased $186.3 million to $7.28 billion at December 31, 2012, from $7.10 billion at December 31, 2011.  The increase was primarily due to increases in net loans and cash and cash equivalents, partially offset by a decline in total securities.

Cash and cash equivalents increased $34.2 million to $103.8 million at December 31, 2012, from $69.6 million at December 31, 2011.  These cash balances are expected to be deployed to fund loan originations, the repayment of borrowings and investment purchases.

The Company’s loans increased $251.2 million, or 5.4%, at December 31, 2012 to $4.90 billion from $4.65 billion at December 31, 2011.  Loan originations totaled $1.7 billion and loan purchases totaled $73.7 million for the year ended December 31, 2012.  The loan portfolio had net increases of $256.2 million in commercial and multi-family mortgage loans, $18.2 million in consumer loans, $17.4 million in commercial loans and $5.3 million in construction loans, which were partially offset by a decrease in residential mortgage loans of $43.6 million.  Commercial real estate, commercial and construction loans represented 62.4% of the loan portfolio at December 31, 2012, compared to 59.8% at December 31, 2011.

At December 31, 2012, the Company’s unfunded loan commitments totaled $869.0 million, including $334.9 million in commercial loan commitments, $149.8 million in construction loan commitments and $97.2 million in commercial mortgage commitments.  Unfunded loan commitments at December 31, 2011 were $770.4 million.

Total investments decreased $102.4 million, or 5.8%, to $1.66 billion at December 31, 2012, from $1.76 billion at December 31, 2011.  The decrease was primarily due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and the sale of certain mortgage-backed securities which had a high risk of prepayment, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits increased $271.7 million, or 5.3%, during the year ended December 31, 2012 to $5.43 billion from $5.16 billion at December 31, 2011.  Core deposits, consisting of savings and demand deposit accounts, increased $442.9 million, or 11.0%, to $4.47 billion at December 31, 2012.  Partially offsetting this increase, time deposits decreased $171.3 million, or 15.2%, to $957.5 million at December 31, 2012, with the majority of the decrease occurring in the 24-month and shorter maturity categories.  The Company continued to develop core deposit relationships, while strategically permitting the run-off of higher-costing time deposits.  Core deposits represented 82.4% of total deposits at December 31, 2012, compared to 78.1% at December 31, 2011.

Borrowed funds were reduced $116.9 million, or 12.7% during the year ended December 31, 2012, to $803.3 million, as core deposit growth continued to replace wholesale funding.  Borrowed funds represented 11.0% of total assets at December 31, 2012, a reduction from 13.0% at December 31, 2011.

Stockholders’ equity increased $28.8 million, or 3.0% during the year ended December 31, 2012, to $981.2 million, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and common stock repurchases.  Common stock repurchases for the three months and year ended December 31, 2012, totaled 271,045 shares at an average cost of $14.00 per share and 678,750 shares at an average cost of $13.89 per share, respectively.  As of December 31, 2012, 4.1 million shares remained eligible for repurchase.  At December 31, 2012, book value per share and tangible book value per share were $16.37 and $10.40, respectively, compared with $15.88 and $9.87, respectively, at December 31, 2011.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended December 31, 2012, net interest income increased $296,000 from the same period in 2011, to $54.2 million.  Net interest income for the year ended December 31, 2012, increased $1.3 million compared to 2011, to $217.3 million.  The improvements in net interest income for the three months and year ended December 31, 2012, resulted from an increase in average interest-earning assets, primarily average loans outstanding, funded with growth in lower-costing core deposits.  This improvement in earning asset volume and funding mix was partially offset by compression in the net interest margin.

The Company’s net interest margin for the quarter ended December 31, 2012 was 3.29%, a decrease of 2 basis points from 3.31% for the quarter ended September 30, 2012, and 10 basis points from 3.39% for the quarter ended December 31, 2011.  The decrease in the net interest margin was primarily attributable to the decline in yields on interest-earning assets, which outpaced the downward re-pricing of the Company’s interest-bearing liabilities as longer-term market interest rates have declined and the yield curve has flattened.  The weighted average yield on interest-earning assets was 3.92% for the three months ended December 31, 2012, compared with 3.99% for the trailing quarter, and 4.24% for the three months ended December 31, 2011.  The weighted average cost of interest-bearing liabilities was 0.77% for the quarter ended December 31, 2012, compared with 0.82% for the trailing quarter, and 0.99% for the fourth quarter of 2011.  The average cost of interest bearing deposits for the three months ended December 31, 2012 was 0.50%, compared with 0.54% for the trailing quarter, and 0.72% for the same period last year.  Partially offsetting the effects of interest rate spread compression on the margin, average non-interest bearing demand deposits totaled $840.1 million for the quarter ended December 31, 2012, compared with $771.4 million for the trailing quarter, and $680.1 million for the quarter ended December 31, 2011.  The average cost of borrowings for the three months ended December 31, 2012 was 2.29%, compared with 2.32% for the trailing quarter, and 2.34% for the same period last year.

For the year ended December 31, 2012, the net interest margin decreased 11 basis points to 3.38%, compared with 3.49% for the year ended December 31, 2011.  The weighted average yield on interest-earning assets declined 38 basis points to 4.08% for the year ended December 31, 2012, compared with 4.46% for the year ended December 31, 2011, while the weighted average cost of interest-bearing liabilities declined 30 basis points to 0.83% for the year ended December 31, 2012, compared with 1.13% for the same period in 2011.  The average cost of interest bearing deposits for the year ended December 31, 2012 was 0.56%, compared with 0.83% for the same period last year.  Average non-interest bearing demand deposits totaled $743.1 million for the year ended December 31, 2012, compared with $605.8 million for the year ended December 31, 2011.  The average cost of borrowings for the year ended December 31, 2012 was 2.26%, compared with 2.55% for the same period last year.

Non-Interest Income

Non-interest income totaled $11.8 million for the quarter ended December 31, 2012, an increase of $3.1 million, or 35.4%, compared to the same period in 2011.  The improvement in non-interest income was largely due to increases in both net gains from securities transactions and other income.   Net gains on securities transactions for the quarter ended December 31, 2012, increased $2.0 million.  During the period, the Company identified and sold certain mortgage-backed securities which had a high risk of accelerated prepayment.  The proceeds from the sales were reinvested in similar securities with more stable projected cash flows.  Other income increased $993,000 for the quarter December 31, 2012, compared to the same period in 2011, due to a $525,000 net gain recognized on the sale of a vacant parcel of land in the current period and losses previously recorded in 2011 related to the sale of the Company’s former administrative facilities.  Also contributing to the improvement in other income was an increase in net gains on the sale of foreclosed real estate and an increase in gains related to loan sales.

For the year ended December 31, 2012, non-interest income totaled $43.6 million, an increase of $11.1 million, or 34.0%, compared to the same period in 2011.  Fee income totaled $30.3 million for the year ended December 31, 2012, an increase of $4.9 million compared with the same period in 2011, largely due to an increase in wealth management fees attributable to the August 2011 acquisition of Beacon Trust Company (“Beacon”) and increased prepayment fees on commercial loans, which were partially offset by lower overdraft fee income.  Net gains on securities transactions totaled $4.5 million for the year ended December 31, 2012, compared to $708,000 for the same period in 2011.  During the year, the Company identified and sold certain mortgage-backed securities which had a high risk of accelerated prepayment.  The proceeds from the sales were reinvested in similar securities with more stable projected cash flows.  Also contributing to the increase in non-interest income, other income increased $2.0 million for the year ended December 31, 2012, compared with the same period in 2011, primarily due to a $525,000 net gain recognized on the sale of a vacant parcel of land, $568,000 in income associated with the termination of the Company’s debit card rewards program, losses previously recorded in 2011 related to the sale of the Company’s former administrative facilities, and an increase in gains resulting from a larger number of loan sales.  Other-than-temporary impairment charges on investment securities declined $302,000 for the year ended December 31, 2012, compared to last year, as the Company did not experience any other-than-temporary impairment on its securities portfolio in 2012.

Non-Interest Expense

For the three months ended December 31, 2012, non-interest expense increased $1.2 million, or 3.2%, to $37.4 million, compared to the three months ended December 31, 2011.  Compensation and benefits increased $1.4 million for the quarter ended December 31, 2012, to $19.8 million, compared to the quarter ended December 31, 2011.  This increase was due to higher salary expense associated with annual merit increases, increased severance costs and increased employee medical and retirement benefit costs, partially offset by a reduction in the incentive compensation accrual.  Other operating expenses increased $403,000, to $6.9 million for the quarter ended December 31, 2012, from the same period in 2011, mainly due to $545,000 of net expenses related to damages sustained at one of the Company’s branches in Superstorm Sandy, partially offset by a reduction in other operating expenses attributable to prior year costs of $227,000 associated with Hurricane Irene incurred in the quarter ended December 31, 2011.  Partially offsetting these increases, amortization of intangibles decreased $218,000 for the three months ended December 31, 2012, compared with the same period in 2011, as a result of scheduled reductions in core deposit intangible amortization.  FDIC insurance expense decreased $202,000 to $1.2 million for the three months ended December 31, 2012, compared with the same period in 2011, primarily due to a lower assessment rate.  Net occupancy expense decreased $163,000, to $5.2 million for the three months ended December 31, 2012, compared to the same period in 2011, primarily due to reduced property taxes and lower utilities and maintenance expense.

The Company’s annualized non-interest expense as a percentage of average assets was 2.05% for the quarter ended December 31, 2012, compared to 2.04% for the same period in 2011.  The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 56.68% for the quarter ended December 31, 2012, compared with 57.85% for the same period in 2011.

Non-interest expense for the year ended December 31, 2012 was $148.8 million, an increase of $6.4 million, or 4.5%, from the year ended December 31, 2011.  Compensation and benefits expense increased $6.0 million, to $80.9 million for the year ended December 31, 2012 compared to the year ended December 31, 2011, due to higher salary expense associated with annual merit increases, personnel added as a result of the Beacon acquisition, an increased incentive compensation accrual and increased employee medical and retirement benefit costs.  In addition, other operating expense increased $2.2 million for the year ended December 31, 2012, compared to the same period in 2011, due primarily to increased non-performing asset related expenses, net expenses incurred due to damages sustained in Super- storm Sandy, a $213,000 charge related to the termination of a software contract in connection with the Beacon integration and $222,000 in charges related to the consolidation of underperforming branches.  Data processing expense increased $818,000 for the year ended December 31, 2012, compared to the same period in 2011, due to an increase in software maintenance expense, primarily associated with technology enhancements at Beacon, and increased core processing fees.  Partially offsetting these increases, impairment of premises and equipment declined $807,000 for the year ended December 31, 2012, compared to last year, due to an impairment charge incurred in the first quarter of 2011 related to the then planned sale and relocation of the Company’s former loan center.  FDIC insurance expense decreased $788,000 to $5.1 million for the year ended December 31, 2012, compared with the same period in 2011.  The decrease was primarily due to a lower assessment rate and a change in assessment methodology from a deposit-based to an asset-based assessment, effective in the second quarter of 2011.  Net occupancy expense decreased $644,000 to $20.5 million, compared to the same period last year, due to the consolidation and relocation of the Company’s administrative offices in April 2011 and the elimination of prior year carrying costs on previously occupied facilities owned by the Company that were sold in November 2011.  Additionally, amortization of intangibles decreased $564,000 for the year ended December 31, 2012, compared with the same period of 2011, as a result of scheduled reductions in core deposit intangible amortization, partially offset by the amortization of the customer relationship intangible arising from the Beacon acquisition.

Asset Quality

The Company’s total non-performing loans at December 31, 2012, improved to $99.0 million, or 2.02% of total loans, compared with $105.7 million, or 2.19% of total loans at September 30, 2012, and $122.5 million, or 2.63% of total loans at December 31, 2011.  The $6.7 million decrease in non-performing loans at December 31, 2012, compared with the trailing quarter, was largely due to a $2.4 million decrease in non-performing residential loans, a $1.8 million decrease in non-performing commercial mortgage loans, a $1.7 million decrease in non-performing construction loans and a $1.2 million decrease in non-performing commercial loans.  At December 31, 2012, impaired loans totaled $109.6 million with related specific reserves of $7.2 million, compared with impaired loans totaling $114.4 million with related specific reserves of $8.4 million at September 30, 2012.  At December 31, 2011, impaired loans totaled $103.2 million with related specific reserves of $9.3 million.

At December 31, 2012, the Company’s allowance for loan losses was 1.43% of total loans, compared with 1.46% of total loans at September 30, 2012, and 1.60% of total loans at December 31, 2011.  The Company recorded provisions for loan losses of $4.0 million and $16.0 million for the three months and year ended December 31, 2012, respectively, compared with provisions of $6.0 million and $28.9 million for the three months and year ended December 31, 2011, respectively.  The provision for loan losses,for the three months and year ended December 31, 2012, included $1.5 million for possible loan losses related to Superstorm Sandy.  The Company had net charge-offs of $3.9 million and $20.0 million for the three months and year ended December 31, 2012, respectively, compared with net charge-offs of $5.3 million and $23.3 million, respectively, for the same periods in 2011.  The allowance for loan losses decreased $4.0 million to $70.3 million at December 31, 2012, from $74.4 million at December 31, 2011, as the weighted average risk rating of the loan portfolio improved and net non-performing asset disposition increased.

At December 31, 2012, the Company held $12.5 million of foreclosed assets, compared with $12.8 million at December 31, 2011.  Foreclosed assets at December 31, 2012 consisted primarily of $6.5 million of commercial real estate, $5.0 million of residential real estate and $583,000 of marine vessels.

Income Tax Expense

For the three months ended December 31, 2012, the Company’s income tax expense was $7.9 million, compared with $5.5 million for the same period in 2011.  For the year ended December 31, 2012, the Company’s income tax expense was $28.9 million, compared with $19.8 million for the same period in 2011.  The Company’s effective tax rates were 32.1% and 30.0%, respectively, for the three months and year ended December 31, 2012, compared with 27.0% and 25.7% for the three months and year ended December 31, 2011, respectively.  The increase in effective tax rates and income tax expense was primarily a function of growth in pre-tax income from taxable sources.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates a network of full service branches throughout 11 counties in northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, February 1, 2013 regarding highlights of the Company’s quarter and year ended December 31, 2012 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic) or 1-412-317-6789 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2012 (Unaudited) and December 31, 2011
(Dollars in Thousands)

Assets	December 31, 2012	December 31, 2011

Cash and due from banks	$101,850	$68,553
Short-term investments	1,973	1,079
Total cash and cash equivalents	103,823	69,632

Securities available for sale, at fair value	1,264,002	1,376,119
Investment securities held to maturity (fair value of $374,916 at
December 31, 2012 and $366,296 at December 31, 2011)	359,464	348,318
Federal Home Loan Bank of New York ("FHLB-NY") stock	37,543	38,927

Loans	4,904,699	4,653,509
Less allowance for loan losses	70,348	74,351
Net loans	4,834,351	4,579,158

Foreclosed assets, net	12,473	12,802
Banking premises and equipment, net	66,120	66,260
Accrued interest receivable	24,002	24,653
Intangible assets	357,907	360,714
Bank-owned life insurance	147,286	142,010
Other assets	76,724	78,810
Total assets	$7,283,695	$7,097,403

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,556,011	$3,136,129
Savings deposits	914,787	891,742
Certificates of deposit of $100,000 or more	324,901	383,174
Other time deposits	632,572	745,552
Total deposits	5,428,271	5,156,597

Mortgage escrow deposits	21,238	20,955
Borrowed funds	803,264	920,180
Other liabilities	49,676	47,194
Total liabilities	6,302,449	6,144,926

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 59,937,955 outstanding at December 31, 2012, and 59,968,195
outstanding at December 31, 2011	832	832
Additional paid-in capital	1,021,507	1,019,253
Retained earnings	389,549	363,011
Accumulated other comprehensive income	7,716	9,571
Treasury stock	(386,270)	(384,725)
Unallocated common stock held by the Employee Stock Ownership Plan ("ESOP")	(52,088)	(55,465)
Common Stock acquired by the Directors' Deferred Fee Plan ("DDFP")	(7,298)	(7,390)
Deferred Compensation - DDFP	7,298	7,390
Total stockholders' equity	981,246	952,477
Total liabilities and stockholders' equity	$7,283,695	$7,097,403

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months and Year Ended December 31, 2012 (Unaudited) and 2011
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income:
Real estate secured loans	$38,903	$39,306	$155,078	$158,731
Commercial loans	10,125	10,892	40,942	42,759
Consumer loans	6,241	6,348	25,208	25,793
Securities available for sale and FHLB-NY stock	6,398	7,689	29,141	36,157
Investment securities	2,912	2,991	11,808	12,160
Deposits, Federal funds sold and other short-term investments	24	38	82	119
Total interest income	64,603	67,264	262,259	275,719

Interest expense:
Deposits	5,688	8,113	25,348	36,552
Borrowed funds	4,708	5,240	19,574	23,177
Total interest expense	10,396	13,353	44,922	59,729
Net interest income	54,207	53,911	217,337	215,990

Provision for loan losses	4,000	6,000	16,000	28,900
Net interest income after provision for loan losses	50,207	47,911	201,337	187,090

Non-interest income:
Fees	7,318	7,366	30,336	25,418
Bank owned life insurance	1,381	1,244	5,276	5,242
Other-than-temporary impairment losses on securities	—	—	—	(1,661)
Portion of loss recognized in OCI (before taxes)	—	—	—	1,359
Net impairment losses recognized in earnings	—	—	—	(302)
Net gain on securities transactions	2,015	22	4,497	708
Other income	1,038	45	3,504	1,476
Total non-interest income	11,752	8,677	43,613	32,542

Non-interest expense:
Compensation and employee benefits	19,790	18,428	80,874	74,904
Net occupancy expense	5,157	5,320	20,487	21,131
Data processing expense	2,556	2,506	10,318	9,500
FDIC Insurance	1,198	1,400	5,095	5,883
Amortization of intangibles	498	716	2,466	3,030
Impairment of premises and equipment	—	—	—	807
Advertising and promotion expense	1,290	1,346	4,139	3,951
Other operating expenses	6,896	6,493	25,449	23,240
Total non-interest expenses	37,385	36,209	148,828	142,446
Income before income tax expense	24,574	20,379	96,122	77,186
Income tax expense	7,892	5,509	28,855	19,842
Net income	$16,682	$14,870	$67,267	$57,344

Basic earnings per share	$0.29	$0.26	$1.18	$1.01
Average basic shares outstanding	57,183,704	56,898,336	57,145,868	56,856,083

Diluted earnings per share	$0.29	$0.26	$1.18	$1.01
Average diluted shares outstanding	57,235,473	56,910,915	57,199,804	56,868,524

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
STATEMENTS OF INCOME:
Net interest income	$54,207	$53,911	$217,337	$215,990
Provision for loan losses	4,000	6,000	16,000	28,900
Non-interest income	11,752	8,677	43,613	32,542
Non-interest expense	37,385	36,209	148,828	142,446
Income before income tax expense	24,574	20,379	96,122	77,186
Net income	16,682	14,870	67,267	57,344
Diluted earnings per share	$0.29	$0.26	$1.18	$1.01
Interest rate spread	3.15%	3.25%	3.25%	3.33%
Net interest margin	3.29%	3.39%	3.38%	3.49%

PROFITABILITY:
Annualized return on average assets	0.91%	0.84%	0.94%	0.83%
Annualized return on average equity	6.69%	6.18%	6.88%	6.09%
Annualized non-interest expense to average assets	2.05%	2.04%	2.08%	2.07%
Efficiency ratio (1)	56.68%	57.85%	57.03%	57.31%

ASSET QUALITY:
Non-accrual loans			$98,990	$122,549
90+ and still accruing			—	—
Non-performing loans			98,990	122,549
Foreclosed assets			12,473	12,802
Non-performing assets			111,463	135,351
Non-performing loans to total loans			2.02%	2.63%
Non-performing assets to total assets			1.53%	1.91%
Allowance for loan losses			$70,348	$74,351
Allowance for loan losses to total non-performing loans			71.07%	60.67%
Allowance for loan losses to total loans			1.43%	1.60%

AVERAGE BALANCE SHEET DATA:
Assets	$7,269,482	$7,041,992	$7,170,941	$6,893,107
Loans, net	4,772,099	4,528,380	4,658,422	4,423,125
Earning assets	6,525,784	6,289,331	6,431,555	6,158,329
Core deposits	4,419,871	3,992,536	4,226,283	3,777,647
Borrowings	818,122	888,027	864,728	909,531
Interest-bearing liabilities	5,378,558	5,352,132	5,389,461	5,294,623
Stockholders' equity	992,375	954,563	977,758	941,428
Average yield on interest-earning assets	3.92%	4.24%	4.08%	4.46%
Average cost of interest-bearing liabilities	0.77%	0.99%	0.83%	1.13%

LOAN DATA:
Mortgage loans:
Residential			$1,265,015	$1,308,635
Commercial			1,349,950	1,253,542
Multi-family			723,958	564,147
Construction			120,133	114,817
Total mortgage loans			3,459,056	3,241,141
Commercial loans			866,395	849,009
Consumer loans			579,166	560,970
Total gross loans			4,904,617	4,651,120
Premium on purchased loans			4,964	5,823
Unearned discounts			(78)	(100)
Net deferred			(4,804)	(3,334)
Total loans			$4,904,699	$4,653,509

Notes

(1) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net interest income	$54,207	$53,911	$217,337	$215,990
Non-interest income	11,752	8,677	43,613	32,542
Total income:	$65,959	$62,588	$260,950	$248,532

Non-interest expense:	$37,385	$36,209	$148,828	$142,446

Expense/income:	56.68%	57.85%	57.03%	57.31%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2012			September 30, 2012
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$37,442	$24	0.25%	$66,040	$42	0.25%
Federal funds sold and
other short-term investments	1,738	—	0.14%	1,461	—	0.02%
Investment securities (1)	350,890	2,912	3.32%	356,052	2,987	3.36%
Securities available for sale	1,325,804	5,963	1.80%	1,315,366	6,138	1.87%
Federal Home Loan Bank stock	37,811	435	4.58%	38,489	461	4.77%
Net loans: (2)
Total mortgage loans	3,380,309	38,903	4.55%	3,260,435	38,544	4.68%
Total commercial loans	812,727	10,125	4.91%	822,093	10,242	4.94%
Total consumer loans	579,063	6,241	4.29%	575,680	6,343	4.38%
Total net loans	4,772,099	55,269	4.58%	4,658,208	55,129	4.68%
Total Interest-Earning Assets	$6,525,784	$64,603	3.92%	$6,435,616	$64,757	3.99%

Non-Interest Earning Assets:
Cash and due from banks	80,974			82,849
Other assets	662,724			660,647
Total Assets	$7,269,482			$7,179,112

Interest-Bearing Liabilities:
Demand deposits	$2,675,980	$2,293	0.34%	$2,601,626	$2,543	0.39%
Savings deposits	903,774	339	0.15%	902,458	365	0.16%
Time deposits	980,682	3,056	1.24%	1,018,517	3,247	1.27%
Total Deposits	4,560,436	5,688	0.50%	4,522,601	6,155	0.54%
Borrowed funds	818,122	4,708	2.29%	837,728	4,887	2.32%
Total Interest-Bearing Liabilities	5,378,558	10,396	0.77%	5,360,329	11,042	0.82%

Non-Interest Bearing Liabilities	898,549			835,051
Total Liabilities	6,277,107			6,195,380
Stockholders' equity	992,375			983,732
Total Liabilities and Stockholders' Equity	7,269,482			$7,179,112

Net interest income		$54,207			$53,715

Net interest rate spread			3.15%			3.17%
Net interest-earning assets	$1,147,226			$1,075,287

Net interest margin (3)			3.29%			3.31%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21	x		1.20	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.13%	2.17%	2.42%	2.54%	2.44%
Net loans	4.58%	4.68%	4.76%	4.83%	4.94%
Total interest-earning assets	3.92%	3.99%	4.11%	4.19%	4.24%

Interest-Bearing Liabilities:
Total deposits	0.50%	0.54%	0.58%	0.62%	0.72%
Total borrowings	2.29%	2.32%	2.20%	2.25%	2.34%
Total interest-bearing liabilities	0.77%	0.82%	0.85%	0.90%	0.99%

Interest rate spread	3.15%	3.17%	3.26%	3.29%	3.25%
Net interest margin	3.29%	3.31%	3.39%	3.42%	3.39%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.20x	1.18x	1.18x	1.18x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2012				December 31, 2011
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$32,200		$81	0.25%	$47,727		$119	0.25%
Federal funds sold and
other short-term investments	1,439		1	0.09%	1,457		—	0.01%
Investment securities (1)	351,981		11,808	3.35%	345,528		12,160	3.52%
Securities available for sale	1,348,376		27,327	2.03%	1,302,233		34,393	2.64%
Federal Home Loan Bank stock	39,137		1,814	4.63%	38,259		1,764	4.61%
Net loans: (2)					.
Total mortgage loans	3,273,458		155,078	4.74%	3,102,662		158,731	5.08%
Total commercial loans	812,575		40,942	5.04%	765,228		42,759	5.56%
Total consumer loans	572,389		25,208	4.40%	555,235		25,793	4.64%
Total net loans	4,658,422		221,228	4.75%	4,423,125		227,283	5.11%
Total Interest-Earning Assets	$6,431,555		$262,259	4.08%	$6,158,329		$275,719	4.46%

Non-Interest Earning Assets:
Cash and due from banks	77,489				77,823
Other assets	661,897				656,955
Total Assets	$7,170,941				$6,893,107

Interest-Bearing Liabilities:
Demand deposits	$2,581,802		$10,292	0.40%	$2,272,780		$15,168	0.67%
Savings deposits	901,398		1,449	0.16%	899,020		2,971	0.33%
Time deposits	1,041,533		13,607	1.31%	1,213,292		18,413	1.52%
Total Deposits	4,524,733		25,348	0.56%	4,385,092		36,552	0.83%

Borrowed funds	864,728		19,574	2.26%	909,531		23,177	2.55%
Total Interest-Bearing Liabilities	5,389,461		44,922	0.83%	5,294,623		59,729	1.13%

Non-Interest Bearing Liabilities	803,722				657,056
Total Liabilities	6,193,183				5,951,679
Stockholders' equity	977,758				941,428
Total Liabilities and Stockholders' Equity	7,170,941				$6,893,107

Net interest income			$217,337				$215,990

Net interest rate spread				3.25%				3.33%
Net interest-earning assets	$1,042,094				$863,706

Net interest margin (3)				3.38%				3.49%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.19	x			1.16	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Year Ended
	12/31/12	12/31/11	12/31/10
Interest-Earning Assets:
Securities	2.32%	2.79%	3.15%
Net loans	4.75%	5.11%	5.39%
Total interest-earning assets	4.08%	4.46%	4.73%

Interest-Bearing Liabilities:
Total deposits	0.56%	0.83%	1.09%
Total borrowings	2.26%	2.55%	3.18%
Total interest-bearing liabilities	0.83%	1.13%	1.46%

Interest rate spread	3.25%	3.33%	3.27%
Net interest margin	3.38%	3.49%	3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.19x	1.16x	1.14x